UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	November 2, 2010
(Date of earliest event reported)	(October 31, 2010)

 Multimedia Games, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2010, Multimedia Games, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement with Adam D. Chibib (the “Employment Agreement”), the Company’s Chief Financial Officer.  Pursuant to the Employment Agreement, Mr. Chibib will receive, during the term of his employment, a salary of $325,000 annualized (“Base Salary”).  If there is a change of control of the Company, Mr. Chibib may, in certain circumstances, receive two years of Base Salary and two years of a target bonus payment.  In addition, the Employment Agreement eliminates the excise tax gross up provision set forth in his predecessor agreement.  The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by this reference.  Additional background information about Mr. Chibib may be found in the Company’s proxy statement for the 2010 annual meeting as filed with the Securities and Exchange Commission on January 28, 2010. That information is incorporated by reference into this report.

Pursuant to the terms of the Employment Agreement, on October 31, 2010, the Compensation Committee of the Board of Directors of the Company granted Mr. Chibib an option to purchase 150,000 shares of the Company’s common stock (the “Common Stock”), effective as of October 31, 2010, with an exercise price of $3.92, which, as the closing price of the Common Stock on the last trading day prior to the date of the option grant, was the fair market value of the Common Stock on the date of the grant.  The option is immediately exercisable and one-fourth (1/4) of the option vests on October 31, 2011, with the remaining portion of the option vesting one-sixteenth (1/16) quarterly until fully vested.  Pursuant to the Employment Agreement and the Notice of Grant of Stock Option, the option will accelerate and vest in full (i) in the event of a change of control of the Company if the successor corporation does not assume or continue the option, or (ii) if within one year of a change of control, Mr. Chibib is terminated without cause or resigns for good reason.  Unless earlier terminated pursuant to its terms, the option will expire on October 31, 2017.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement with Adam D. Chibib, dated October 31, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated: November 2, 2010	By:	/s/ Uri L. Clinton
Uri L. Clinton Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement with Adam D. Chibib, dated October 31, 2010